UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2023

Celularity Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38914	83-1702591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Park Ave
Florham Park, New Jersey		07932
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 768-2170

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CELU	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	CELUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 20, 2023, Celularity Inc., or Celularity, entered into an amended and restated senior secured loan agreement, or the Amended Loan, with Resorts World Inc Pte Ltd, or RWI, to amend and restate the previously announced senior secured loan agreement with RWI dated May 16, 2023, or the Initial Loan, in its entirety. The Amended Loan provides for an additional loan in the aggregate principal amount of $6.0 million net of an original issue discount of $678,000, which bears interest at a rate of 12.5% per year, with the first year of interest being paid in kind on the last day of each month, and matures March 17, 2025. The Amended Loan extends the maturity date of the Initial Loan to March 17, 2025. In addition, the Amended Loan provides for the issuance of warrants to acquire up to an aggregate of 3,000,000 shares of Celularity’s Class A common stock, or the RWI Warrant, at a purchase price of $0.125 per whole share underlying the RWI Warrant (or an aggregate purchase price of $375,000). The RWI Warrant has a 5-year term and an exercise price of $0.81 per share. Celularity closed the Amended Loan and the sale and purchase of the RWI Warrant on June 21, 2023.

Pursuant to the terms of the Amended Loan, Celularity is required to apply the net proceeds to the payment due to YA II PN, Ltd, or Yorkville, pursuant to that certain pre-paid advance agreement between Celularity and Yorkville dated September 15, 2022. Any other use of proceeds requires prior written approval by RWI. RWI is affiliated with Lim Kok Thay, a member of Celularity’s board of directors.

Pursuant to the terms of the Amended Loan, Celularity agreed to customary negative covenants restricting its ability to repay indebtedness, pay dividends to stockholders, repay or incur other indebtedness other than as permitted, grant or suffer to exist a security interest in any of the Celularity’s assets, other than as permitted, or hold cash and cash equivalents less than $3 million for more than five consecutive business days. In addition to the negative covenants in the Amended Loan, the Amended Loan includes customary events of default. Pursuant to the terms of the Amended Loan, Celularity granted RWI a senior security interest in all of its assets, pari passu with C.V. Starr & Co., Inc., or Starr, pursuant to the previously disclosed senior secured bridge loan from Starr.

The foregoing description of the Amended Loan is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as exhibit 10.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above under Item 1.01 to the extent applicable is hereby incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above under Item 1.01 to the extent applicable is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

10.1	Form of Amended and Restated Secured Loan Agreement, dated as of June 20, 2023, by and between Celularity Inc. and the lender party thereto.
10.2	Form of RWI Warrant.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELULARITY INC.

Date:	June 21, 2023	By:	/s/ Robert J. Hariri
Robert J. Hariri, M.D., Ph.D. Chairman and CEO